                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that the 2001 annual meeting (the "Annual Meeting") of stockholders of Isramco, Inc. (the "Company") will be held at the Company's premises at 11767 Katy Freeway, Houston, Texas, 77079, Suite 711, on October 30, 2001 at 9:30 A.M., local time, for the following purposes:

         (i) to elect six directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

         (ii) to ratify the appointment of Mann Frankfort Stein & Lipp CPA, LLP as independent public accountants of the Company for the year ending December 31, 2001; and

         (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on August 31, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                   By Order of the Board of Directors

                                   /s/ Haim Tsuff
                                   ------------------------
                                   Haim Tsuff
                                   CHAIRMAN OF THE BOARD
                                   CHIEF EXECUTIVE OFFICER
October 3, 2001

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS IF MAILED IN THE UNITED STATES.

                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 30, 2001

                                  INTRODUCTION

         This Proxy Statement is being sent to stockholders of Isramco, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2001 annual meeting (the "Annual Meeting") of Stockholders of the Company to be held at the Company's premises at 11767 Katy Freeway, Houston, Texas 77079, Suite 711, on Tuesday, October 30, 2001 at 9:30 A.M., local time, and any adjournment(s) thereof. The purposes of the Annual Meeting are:

         (i) to elect six directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

         (ii) to ratify the appointment of Mann Frankfort Stein & Lipp CPA, LLP ("MFS&L"), as independent public accountants of the Company for the year ending December 31, 2001; and

         (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted FOR the (i) election as directors of the nominees of the Board of Directors named below; (ii) proposal to ratify the appointment of MFS&L, as independent public accountants of the Company for the year ending December 31, 2001; and
(iii) in the discretion of the Proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

     Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting. This Proxy Statement is first being mailed to stockholders on or about October 3, 2001.

                       VOTING RIGHTS AND VOTING SECURITIES

         All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on August 31, 2001 (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 2,639,853 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held either in person or by proxy.

     The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 2 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against Proposal No. 2. Broker non-votes will have no effect on Proposals No. 1 and 2.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock (b) each of the Company's directors (c) all current directors, officers and significant employees of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have the sole voting and investment power with respect to the shares indicated.

                                 Shares of common stock          Percent of
Name                               Beneficially Owned            Class (1)

Haim Tsuff (2)                      1,395,217(3)                  51.49%

Jackob Maimon (2)                      69,995(4)                   2.58%

Daniel Avner(2)                             0                     *

Yossi Levy(2)                               0                     *

Pinchas Pinchas(2)                          0                     *

Tina Maimon Arckens(2)                      0                     *

Prof. Avihu Ginzburg(2)                     0                     *

Max Pridgeon (2)                            0                     *

Eyal Gibor (2)                              0                     *

All directors and
Officers as a group                 1,465,212                     52.71%

* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(2) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas

(3) Haim Tsuff owns 100% of United Kingsway Ltd., which through YHK General Manager Ltd., controls various entities, which may be deemed to control the Company. In March 2,000, Mr. Tsuff was granted five year options to purchase up to 69,995 shares of the Company's stock

(4) In March 2,000, Mr. Maimon was granted five year options to purchase up to 69,995 shares of the Company's stock.

      The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of common stock by each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock:

                                         Shares of common stock       Percent of
Name and Address of Beneficial Owner      Beneficially Owned           Class (1)

Naphtha Holdings Ltd. *                      1,325,222               47.67%

Haim Tsuff *                                   69,995                 2.52%

United Kingsway Ltd. *

YHK Investment Limited Partnership *

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

* Haim Tsuff owns and controls 100% of United Kingsway Ltd. (Kingsway) which holds a 74% interest in YHK Investment Limited Partnership (YHK). Avraham Livnat Ltd. through its subsidiary Carmen Management and Assets (1997) Ltd. owns 26% of YHK. The General Partner of YHK is YHK General Manager Ltd. and Haim Tsuff, Joseph Tsuff (the father of Haim Tsuff) and Tina Maimon-Arckens (the sister of the Chairman of the Board of Naphtha and the President of the Company) are the directors of YHK General Manager Ltd. YHK owns of record 42.4% of Equital Ltd. (formerly known as Pass-port Ltd.), Equital Ltd. owns 42.4% of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), JOEL owns 86.6% of Naphtha, which holds 100% of Naphtha Holdings Ltd. JOEL also owns 8.2% of the shares of Equital Ltd.. Naphtha Holdings Ltd. owns of record approximately 50.18% of the issued and outstanding common stock of the Company. Does not include currently exercisable options held by Mr. Haim Tsuff to purchase up to 69,995 shares of the Company's common stock, which option, if exercised in full, would reduce the percentage set forth above to 48.90%.

      Information regarding these relationships is set forth on the Chart of Ownership and in Schedule 13d filings and amendments made thereto made on behalf of the above entities, which are on file with the Securities and Exchange Commission.

      As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd. may be deemed to control the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the Company's fiscal years ended December 31, 2000, 1999 and 1998 by the Company's former Chief Executive Officer and other "named executive officers," as defined under the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act").

                           SUMMARY COMPENSATION TABLE


Name and
Principal Position                   Annual Compensation                 Long-Term Compensation

                                                     Other Annual
                           Year      Salary Bonus    Compensation
                           ($)      ($)     ($)                        Securities       All
                                                                       Underlying       Other Principal
                                                                       Options(#)(1)    Compensation

Haim Tsuff                 2000     240,000  100,000    --             69,995           --
Chairman of the Board      1999     240,000  60,000     --             --               --
and Chief Executive        1998     240,000  --         --             --               --


Jackob Maimon              2000     240,000  100,000    --              69,995          --
President                  1999      40,000  --         --              --              --
--
                           1998      --      --         --              --              --

Daniel Avner               2000     180,000  50,000     --              --              --
Vice President,            1999     172,500  45,000     --              --              --
Former President           1998     90,000   --         --              --              --

Yossi Levy                 2000     100,000  --         --              --              --
Branch Manager             1999     109,000  23,700     --              --              --
                           1998      88,000  --         --              --              --

Pinchas Pinchas            2000     48,000   --         --              --              --
Controller Branch          1999     48,000   --         --              --              --
Office                     1998     48,000   --         --              --
--

Joshua Folkman             2000     102,00  2,000       --              --               --
Exploration Manager        1999     101,000 9,400       --              --               --
Branch Office              1998     95,600    --        --              --               --


         (1) Represents shares of Common Stock issuable upon exercise of stock options issued in the year indicated.

         For information relating to the terms of employment/consultation, See "Employment/Consulting Agreements."

OPTIONS GRANTED IN 2000

         The following table sets forth certain information concerning the individual option grants during the year ended December 31, 2000, to each of the following Named Executive Officers:


                                                     Market                                       Potential Realizable Value
Name               Number of         % of Total       Exercise      Price of    Expiration     at Assumed Annual Rates
                   Securities        Options          Price         Common      Date           of Stock Price for Option
                   Underlying        Granted to      ($/sh)         Stock on                   Term (2)($)
                   Options Granted   Employees                      Date of
                   (#) (1)           in 2000 (%                     Grant ($/sh)               5%       10%       0%

Haim Tsuff         69,995           50%               4.28          5.125        2005          158,255  278,151   59,146

Jackob Maimon      69,995           50%               4.28          5.125        2005          158,255  278,151   59,146


         (1)   The Options are currently exercisable

         (2) Potential realizable values are based on fair market value per share on the date of grant and represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock Price. The column labeled 0 percent is intended to reflect the value of the options on the date of grant for those options with an exercise price per share below market price on the date of grant, representing the cash value of such grant on such date and not any actual cash proceeds. There can be no assurance that such potential realizable values will not be more or less that that indicated in the table above.

AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR END OPTION VALUES


                                                     Number of Securities
                                                     Underlying Unexercised        Value of Unexercised
                  Number of                          Options at                    in-the-Money Options
                  Shares                             December 31, 2000(#)          at December 31, 2000($)
                  Acquired on       Value
                  Exercise (#)     Realized ($)      Exercisable / Unexercisable   Exercisable(1)/Unexercisable
Name


Haim Tsuff        --                --               69,550/0                      $151,014/0

Jackob Maimon     --                --               69,550/0                      $151,014/0

Joshua Folkman    --                --               2,000                         $0/0


(1) The value reported is based on the closing price of the common stock of the Company as reported on NASDAQ on the date of the exercise less the exercise price.

         The Company during 2000 did not amend or adjust the exercise price of outstanding stock options previously awarded to any of the named executive officers or directors or employees. The only incentive plan, which the Company has, is its 1993 Stock Option Plan (the "Stock Option Plan").

Stock Option Plan

      Directors, officers, employees and consultants of the Company and its subsidiaries adopted the Company's Stock Option Plan with the intention of encouraging stock ownership. The plan provides for stock options of up to 50,000 shares of common stock of the Company (after giving effect to the reverse stock split). Options may either be options intended to qualify as "incentive stock options" or "non-statutory stock options", as those terms are defined in the Internal Revenue Code.

         Employees (including officers) of the Company are eligible to receive incentive stock options, however, non-statutory stock options may be granted to officers, directors, employees and consultants of the Company and its subsidiaries. Options are granted for a period of up to ten (10) years from the grant date for an exercise price of not less than 100% of the fair market value of the securities of the Company's common stock on the date of grant. As of this date no persons have been appointed to fill the current vacancies on the committee which administers this plan.

Employment/Consulting Agreements

         In May of 1996 the Company entered into a Consulting Agreement with Goodrich Global L.T.D. B.V.I., a company owned and controlled by Haim Tsuff, the Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Pursuant to the terms of this Consulting Agreement which was amended in April 1997, the Company pays to the consultant the sum of $240,000 per annum in installments of $20,000 per month in addition to reimbursing all reasonable expenses incurred in connection with services rendered on behalf of the Company. The agreement continues in effect through May 31, 2004.

         In November of 1999 the Company entered into a Consulting Agreement with Worldtech Inc., a Mauritus company of which Jackob Maimon, the President of the Company, is a director. Pursuant to this Consulting Agreement which is in effect through May 31, 2004, the Company agreed to pay the sum of $240,000 per annum in installments of $20,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company.

         In August of 1997 the Company entered into a Consulting Agreement with Romulas Investment Ltd. (which Agreement has been assigned to Remarkable Holdings Ltd.), a company which is wholly owned and controlled by Daniel Avner, the Vice-President of the Company. Pursuant to this Agreement, the Company has agreed to pay the consultant the sum of $7,500 per month plus expenses. In February 1999, the Consulting Agreement was amended to increase the monthly compensation payable thereunder to $15,000 and pursuant to the amendment, the reimbursement of expenses was disallowed. The Company has also agreed to make provide a company car and company furnished apartment to Consultant, if available. The Consulting Agreement is in effect through July 2002.

         In November of 1996 the Company entered into an Employment Agreement with Yossi Levy, the Managing Director of Naphtha Israel Petroleum Company Ltd. to employ Mr. Levy as the General Manager of the Israel Branch of the Company. Pursuant to the terms of his employment, Mr. Levy is paid an annual amount of $100,000.

         Mr. Pinchas is employed as Controller of Naphtha and J.O.E.L., affiliates of the Company. As of January 1, 1998, the Company participates in the payment by J.O.E.L. of Mr. Pinchas' salary in an aggregate monthly amount of $4,000.

         Joshua Folkman is employed as Explorations Manager pursuant to which he is paid an annual salary of $102,000. In the event that the Company elects to terminate Mr. Folkman's employment hereunder for any reason other than cause, then Mr. Folkamn is entitled to a one-lump sum payment of $63,000.

         Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting our employees for one year, following the termination of his employment.

Information Relating to an Executive Officer Who is not a Director Nominee

         The following individuals are not Directors or Director nominees, but serve as Executive Officers of the Company or its subsidiaries.

NAME                 AGE               POSITION

Daniel Avner         38                Vice President

Yossi Levy           48                Branch Manager, Israel Branch

Pinchas Pinchas      46                Chief Controller, Israel Branch

      Daniel Avner has been President of the Company from July 1997 through October 1999, whereupon he resigned. Upon his resignation from the position of president, Mr. Avner was elected in October 1999 as Vice President. On July 9, 1998, Mr. Avner resigned as director and as Secretary of the Company, positions which he has held since May 1996. Since 1992, Mr. Avner has been the General Manager of E.D.R. GMBH Co., a company that engages in investment, development and management of residential property in Germany. From 1991 to 1992 Mr. Avner was a Financial Analyst with Proctor & Gamble Company in Germany. Mr. Avner holds a BA Degree in Accounting and Economics from the University of Tel Aviv and a Masters of Business Administration from Duke University.

         Yossi Levy has been Branch Manager of the Company's Branch Office in Israel since August 1996. Since 1988 Mr. Levy has held the position of General Manager of Naphtha - Israel Petroleum Corp. Ltd. (Naphtha), a public company in the oil and gas business in Israel.

         Pinchas Pinchas has been the Chief Controller of the Company's Israel Branch since December 31, 1997. Mr. Pinchas serves as the Controller of Naphtha (which holds 100% of Naphtha Holdings Ltd., which company holds 50.2% of the outstanding common stock of the Company and also as controller of J.O.E.L. (which holds approximately 87% of Naphtha). The Company participates in Mr. Pinchas salary' which is payable by J.O.E.L. in an aggregate monthly amount of $4,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 2000, the Board of Directors approved a bonus to each of Mr. Tsuff, the Company's

Chairman and Chief Executive Officer, and Mr. Maimon, the Company's President and a director, of $100,000.

         In March 2000, each of Mr. Tsuff, the Company's Chairman and Chief Executive Officer, and Mr. Maimon, the Company's President and a director, were each awarded five year options to purchase up to 69,995 shares of the Company's common stock at a per share exercise price of $4.28.

         Pursuant to the agreement terminating the employment of Mr. Toledano as the Company's President and Chief Operating Officer in October 1995, Mr. Toledano executed, in June 1996, a Covenant Not to Compete Agreement with the Company. Pursuant to the terms of the Covenant Not to Compete, Mr. Toledano agreed that for a period of five (5) years he would not directly or indirectly compete with the Company in connection with the exploration for oil and gas in the State of Israel, the territorial waters off Israel or the territories currently under control of the State of Israel. In consideration for the Covenant Not To Compete, the Company paid to Mr. Toledano the sum of $200,000. The Company also entered into a Consulting Agreement with Natural Resources Exploration Services B.V., a Netherlands corporation controlled by Mr. Toledano. Pursuant to the Consulting Agreement between the Company and Natural Resources Exploration Services B.V., the Company paid a lump sum payment of $72,000 to Natural Resources Exploration Services B.V. to provide the services of Mr. Toledano to the Company through June 23, 1997.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

         Messrs. Tsuff and Maimon have not timely filed a Form 5 in respect of their option grants.

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage of change in the Company's cumulative stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("NASDAQ Index") and the cumulative total return on the Standard & Poor Oil Composite Index ("Peer Index") for the period of five years commencing on January 1, 1996 and ending on December 31, 2000. The graph assumes that $100 was invested on January 1, 1996 in the common stock of the Company, The NASDAQ Index and Peer Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

            The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.

                                           PEER
                         NASDAQ            INDEX            COMPANY
                         ------            -----            --------
                         $                 $                $

       12/31/96           123               123                69
       12/31/97           149               146               108
       12/31/98           208               155                33
       12/31/99           307               179                52
       12/31/00           235               175                86

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of six (6) members. The seven persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

         It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

INFORMATION CONCERNING DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         The following table sets forth the name, age and position of each Director and Director nominee:

NAME                                  AGE         POSITION
----                                  ---         --------
Haim Tsuff...................         43          Chairman of the Board, Chief
                                                  Executive Officer and Director

Jackob Maimon.............            45          President, Director

Tina Maimon Arckens                   47          Director, Secretary

Avihu Ginzberg                        75          Director

Eyal Gibor                            43          Director

Max Pridgeon                          34          Director


      All officers serve until the next annual meeting of directors and until their successors are elected and qualified.

      Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., JOEL Ltd., Naphtha, Naphtha Holdings Ltd., public companies in Israel) and may be deemed to control the Company. During the past five years, Mr. Tsuff has served as General Manager of Painton Chemical Industries Ltd., a private company, which produces printed material. Mr. Tsuff is also the Managing Director of Painton Chemical Factors Ltd. (printed material), Madad Ltd. (printed material), Benfica Holdings Ltd. (construction) and Benfica Ltd. (construction), all of which are private companies. See Security Ownership of Certain Beneficial Owners.

         Jackob Maimon has been President of the Company since November of 1999. Mr. Maimon is the Chairman of the Board of Directors of Naphtha Israel Petroleum Corporation Ltd. ("Naphtha") an Israeli entity, which holds indirectly through Naphtha Holdings, Ltd. Another Israeli entity, over 50% of the issued and outstanding stock of the Company. Mr. Maimon has held the position at Naphtha since August 1996. Mr. Maimon is the brother of Tina Maimon Arckens, a director of the Company.

      Tina Maimon Arckens has been a director of the Company since March 1997 and Secretary of the Company since July 14, 1998. Mrs. Arckens is a director of YHK General Manager Ltd. Mrs. Arckens is the sister of Jackob Maimon, the Chairman of the Board of Directors of Naphtha Israel Petroleum Corp. Ltd. and the President of the Company. Mrs. Maimon Arckens is a housewife.

      Avihu Ginzburg has been a director of the Company since July 1997. Dr. Ginzburg is currently Emeritus Professor in Geophysics at Tel Aviv University. In 1996 he was Visiting Professor in Exploration Geophysics at Curtin University, Perth, Western Australia; and, Research Fellow at the Department of Geological Sciences, University College, London. From 1992 - 1995 Dr. Ginzburg held the position of Chairman of Geophysics and Planetary Science at Tel Aviv University.

         Max Pridgeon has been a director of the Company since April 2001. From March 1995 through the present time, Mr. Pridgeon has served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999 through the present time, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon has also served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, he served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings.

         Eyal Gibor has been a director of the Company since April 2001. From January 1992 through the present time, Mr. Gibor has headed his own private management consulting and advisory services company in Israel, engaging mainly in the provision of consulting advice relating to real-estate investments andtax planning. From June 1997 through August 1999, he also served as the general manager of Israel Credit Line Complimentary Services, Ltd., a company engaged in the provision of financial services. From June 1986 to January 1992, Mr. Gibor was affiliated with the Israel based accounting firm of, Singer, Nir & Partners. He holds a B.A. in economics and accounting from Tel Aviv University and, since December 1993, has been qualified as a C.P.A. in Israel. Mr. Gibor presently serves as a director of Binar Building and Investments Ltd., a company whose securities are traded on the Tel-Aviv stock exchange.

         Except as noted above, there are no family relationships between any of the above executive officers, and there is no arrangement or understanding between any of the above executive officers and any other person pursuant to which he was selected as an officer. Each of the above executive officers was elected by the Board of Directors to hold office until the next annual election of officers and until his successor is elected and qualified or until his earlier resignation or removal.

Board Committees and Meetings

         During the course of 2000, the Board held one meeting. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which each director served. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each of the non-employee directors receives an annual cash payment of $3,500 for serving on the Board. None of the employee-directors receive any cash compensation for serving on the Board.

Committees

      The Company has a  standing Audit Committee

      The Audit Committee was established in April 2000 and is responsible for reviewing the Company's financial procedures and controls, the general scope of the annual audit and the fees charged by the independent auditors. The Audit Committee Charter, which is attached as Appendix A, describes in greater detail the role and responsibilities of the Audit Committee. This committee held one meeting during the last fiscal year. The Audit Committee currently consists of Mr.Eyal Gibor, Dr. Avihu Ginzburg and Mr. Max Pridgeon. The Company believes that each of the members of the Audit Committee is an independent director as defined by the Nasdaq Stock Market listing standards.

                          Report of the Audit Committee

      The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is responsible for the Company's financial statements included in the Company's annual report for the year 2000. In furtherance thereof, the Audit Committee discussed with the Company's independent auditors for the fiscal year 2000 those matters communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These recommendations and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee was provided by the auditors the written disclosures required by ISB No. 1 and discussed the auditor's independence with the auditors. In this regard, the Audit Committee considered the amount of fees paid by the Company to auditors for the audit of the year-end financial statements and the review of the interim financial statements filed with each quarterly report on Form 10-Q. This discussion informed the Audit Committee of the auditor's independence, and assisted the Audit Committee in evaluating such independence. Finally, the audit committee reviewed and discussed with the Company's management and such auditor, the audited financial statements for the year ended December 31, 2000.

      Based on the discussions with the auditor concerning the audit, the independence discussions and the financial statement review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K.

Dated: September 20, 2001

Audit Committee

Mr. Eyal Gibor
Dr. Avihu Ginzburg
Mr. Max Pridgeon

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

 Change in Accountants

         On June 21, 2001, the Company dismissed KPMG LLP ("KPMG") as its independent accountants. The decision to change accountants was approved by the Board of Directors of the Company.

         The reports of KPMG LLP on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the fiscal years ended December 31, 199 and December 31, 2000, and in the subsequent interim period ending March 31, 2001, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements of the Company for such years.

         On June 21, 2001, the the Board of Directors approved the engagement of Mann Frankfort Stein & Lipp CPA, LLP ("MFS&L") as the Company's new independent accountants for its fiscal year ending December 31, 2001. During the two most recent fiscal years and through the date of the engagement of MFS&L, neither the Company nor anyone on its behalf consulted with MFS&L regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

         The Company previously provided KPMG with a copy of the disclosures made with respect to the change in accountants in connection with filing the Current Report on Form 8-K filed June 26, 2001. KPMG furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company in such Current Report. A copy of the letter from Arthur Andersen LLP was filed as an exhibit to the Company's Current Report on Form 8-K filed June 26, 2001.

         It is anticipated that a member of MFS&L will be present at the stockholder meeting.

Audit Fees

         During 2000, KPMG billed the Company an aggregate of $140,000 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the review of the quarterly financial statements included in the Company's quarterly report on Form 10Q.

Financial System Design and Implementation Fees

         KPMG did not bill the Company for professional services related to financial information systems design and implementation for the year ended December 31, 2000.

Other Fees

         Other than those fees described in the immediately preceding two paragraphs, KPMG did not bill the Company for professional services for the year ended December 31, 2000.

BOARD RECOMMENDATION

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MANN FRANKFORT STEIN & LIPP CPA, LLP AS INDEPENDENT AUDITORS.

                                  OTHER MATTERS

         Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

         Under the rules of the SEC, proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be made in accordance with the By-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than June 4, 2002. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2001 proxy statement.


                          ANNUAL AND QUARTERLY REPORTS

         Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including audited financial statements, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001. Such Annual Report on Form 10-K and Quarterly Report on Form 10-Q do not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

         The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

                           --------------------------

         It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                     By Order of the Board of Directors

                                     /s/ Haim Tsuff
                                     ----------------------------
                                     Haim Tsuff
                                     Chairman of the Board

October 3, 2001

                                  ISRAMCO, INC.
                               11767 KATY FREEWAY,
                                 HOUSTON, TEXAS
                              HOUSTON, TEXAS 77079

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS OCTOBER 30, 2001

         The undersigned hereby constitutes and appoints HAIM TSUFF AND J. MONROE CUTLER, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of ISRAMCO, INC. (the "Company"), that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on October 30, 2001, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

          1. ELECTION OF DIRECTORS. Nominees: HAIM TSUFF, JACKOB MAIMON, TINA ARCKENS MAIMON, AVIHU GINZBERG, EYAL GIBOR and MAX PRIDGEON (Mark only one of the following boxes.)

                 [ ] VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING NOMINEES (IF ANY):
                                                            --------------------

                 [ ]  VOTE WITHHELD FROM ALL NOMINEES.

          2. PROPOSAL TO RATIFY THE APPOINTMENT OF MANN FRANKFORT STEIN & LIPP, CPA, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001.

                 [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN


         3. In Their Discretion, Upon Any Other Business That May Properly Come Before the Meeting or Any Adjournment Thereof.

                        (CONTINUE AND SIGN ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the ratification of the appointment of Mann Frankfort Stein & Lipp CPA, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and in the discretion of the Proxies named herein on any other proposals to properly come before the Annual Meeting.

         The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 3, 2001.

                                  Dated: October 3, 2001

                                  -------------------------------

                                  -------------------------------
                                    Signature of Shareholder(s)

                                  (When signing as attorney,
                                  trustee, executor,
                                  administrator, guardian,
                                  corporate officer, etc., please
                                  give full title. If more than
                                  one trustee, all should sign.
                                  Joint owners must each sign.)
                                  Please date and sign exactly as
                                  name appears above.

                                  I plan                I do not plan

                                  to attend the Annual Meeting.

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                                  ISRAMCO, INC.

I.       AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Isramco, Inc. (the "Company") has been appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the Company's independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it shall have direct access to the Company's independent auditors and to any officer or employee of the Company. The Audit Committee has the authority to retain, at the Company's expense, legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

All Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. (the "NASD") for membership on such a committee. The Audit Committee shall be comprised of two or more directors as determined by the Board of Directors, the majority of whom shall be independent directors within the meaning of the rules of the NASD, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet as frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall consult privately with management, the independent auditors and as a committee to discuss any matters that the Audit Committee, management or the independent auditors believe should be discussed.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Audit Committee shall:

                                                                       EXHIBIT A

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually and submit this Charter to the Board of Directors for approval and publishing at least every three years in accordance with the regulations of the U.S. Securities and Exchange Commission.

2. Review the Company's annual audited financial statements, such review to include discussion with the Company's management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the Company's management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls; discuss significant financial risk exposures and the steps the Company's management has taken to monitor, control and report such exposures; and review significant findings prepared by the Company's independent auditors, together with management's responses thereto, including the status of previous recommendations.

INDEPENDENT AUDITORS

4. Review the independence, and performance of the Company's independent auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of independent auditors when circumstances warrant.

5. Approve the fees and other significant compensation to be paid to the Company's independent auditors.

6. On an annual basis, review and discuss with the Company's independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

7. Review the audit plan of the Company's independent auditors; discuss the scope, staffing, locations, reliance upon management and internal audit and general audit approach.

8. Discuss the results of the year-end audit with the independent auditors; discuss those matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants A Statement of Auditing Standards No. 61.

9. Consider the Company's independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

LEGAL COMPLIANCE

10. As the Audit Committee deems necessary or appropriate, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and any inquiries received from regulators or governmental agencies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission, such report to be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.